Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated January 3, 2007, in Amendment No. 6 to the Registration Statement on Form S-1 (No. 333-137658) and related Prospectus of AeroVironment, Inc.
/s/ ERNST & YOUNG, LLP
Los Angeles, California
January 3, 2007